# SYSTEM PURCHASE AND MAINTENANCE AGREEMENT NUMBER STA-35941

SYSTEM PURCHASE AND MAINTENANCE AGREEMENT (this "Agreement") is made this 7th day of September 2006 (the "Effective Date"), by and between MediaFLO USA Inc., a Delaware corporation ("MediaFLO"), with a place of business located at 5775 Morehouse Drive, San Diego, California 92121-1714, and Statmon Technologies Corp, a Nevada corporation ("Statmon") with offices located at 345 N. Maple Drive, Suite 120, Beverly Hills CA 90210.

## 1. SCOPE OF AGREEMENT

A. Subject to the terms and conditions of this Agreement, Statmon agrees to (1) license to MediaFLO its existing proprietary software applications known as "Axess Version 6.2" and "Roving Version 1.1" (the "**Software**") in perpetuity; (2) supply Statmon hardware interface components (the "**Hardware**"); and (3) provide support and maintenance on an annual contractual basis as more fully described in Section 9 below, as well as any other services agreed upon by the parties. The Software and Hardware (collectively, the "**Statmon Products**") shall be priced to reflect an estimated order of approximately 300 units, delivered pursuant to a mutually agreed-upon delivery schedule. Each order for Statmon Products by MediaFLO, along with the delivery schedule corresponding to such order, shall be set forth in purchase orders (each, a "Purchase Order") issued by MediaFLO to Statmon during the term of this Agreement. Each Purchase Order for the Statmon Products shall be subject to and governed by the terms and conditions of this Agreement.

B. The Statmon Products are for installation at specified MediaFLO locations within the continental United States of America (the "MediaFLO Locations") and will be licensed per the Statmon Software License Agreement, the form of which is attached as Exhibit B.

C. Schedule of Exhibits:

(i) Exhibit A – MediaFLO Pricing Schedule
(ii) Exhibit B – Statmon Software License Agreement
(iii) Exhibit C – Escrow Agreement
(iv) Exhibit D – Mutual Non-Disclosure Agreement between Statmon and MediaFLO executed March 17, 2006

## 2. PRICE AND PAYMENT

A. MediaFLO and Statmon have agreed on discounted pricing based upon an estimated number of 300 sites to be implemented pursuant to this Agreement, provided however, MediaFLO will have no minimum purchase requirement. Such discounted pricing is reflected in Exhibit A, the MediaFLO Pricing Schedule, and shall apply to all Purchase Orders made by MediaFLO for sites within the United States for a period of three (3) years. With respect to purchases by MediaFLO, MediaFLO agrees to pay Statmon for Statmon Products as follows:

B. MediaFLO shall pay by check all amounts due under any Purchase Order upon receipt of the invoice for the Statmon Products which are the subject of the order, in no event later than the tenth ($10^{th}$) business day following receipt of such products and receipt of an accurate invoice. All invoices shall be submitted to the address set forth in Section 15. A. Notices and Invoices. All invoices shall cite MediaFLOs applicable Purchase Order (P.O.) number and shall contain the pricing information specified in Exhibit A. MediaFLO shall process then pay, via check transmitted to Statmon via Federal Express or other similar overnight carrier, all properly submitted invoices immediately upon receipt of such invoice.

C. The prices and charges for the Statmon Products set forth in this Agreement do not include any sales or excise taxes. MediaFLO agrees to pay any federal, state, municipal or other governmental taxes, duties, license fees, excises or tariffs, exclusive of income taxes imposed upon Statmon, now or hereinafter imposed on the production, transfer, storage, acquisition, transportation or use of the services furnished hereunder. In the alternative, MediaFLO may furnish appropriate exemption certificates to Statmon. Statmon shall pay or cause to be paid when due any and all import licenses and import taxes and duties on Software, Hardware, materials and supplies imported by Statmon.

D. Except as expressly set forth in this Agreement, the terms of sale set forth herein shall be the terms and conditions governing the purchase and sale of the Statmon Products provided by Statmon. Any terms and conditions appearing in any Statmon sales invoice (other than the description and quantity of the Statmon Products ordered, and the mutually agreed upon delivery dates and payment terms) shall be superseded by this Agreement.

## 3. TERM AND TERMINATION

A. The **Hardware Warranty Period** under this Agreement shall be for a period of: (i) twelve (12) months from the date of commissioning or the licensing of the MediaFLO site software, or (ii) the Software Maintenance Period, whichever is longer.

B. The **Software Maintenance Period** under this Agreement shall commence upon installation of each site license and upon electronic activation of such site license. MediaFLO may terminate the Software Maintenance Period after one (1) year with ninety (90) days prior written notice to Statmon; provided that MediaFLO shall not be entitled to a refund of any Software Maintenance Fees due prior to the effective date of termination.

C. The term of this Agreement shall commence on the Effective Date, and, unless terminated earlier as provided herein, shall continue until the expiration or termination of the Software Maintenance Period, unless extended in writing by the parties.

D. Except for the Software license, which shall continue so long as MediaFLO remains in compliance with Section 4.B below, this Agreement may be terminated (i) by either party upon a default of the other party, such default remaining uncured for thirty (30) days from the date of written notice from the non-defaulting party to the other specifying the default; or (ii) upon the bankruptcy of Statmon.

E. Effect of Termination:

(i) Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination.

(ii) Upon expiration of this Agreement pursuant to Section 3.C, the license granted to MediaFLO under Section 4.A shall remain in effect for so long as MediaFLO complies with the restrictions set forth in Section 4.B.

(iii) The provisions of Sections 3.E, 4.B, 10, 12, 13, and 14 shall survive the expiration or any termination of this Agreement.

## 4. <u>SOFTWARE</u>

A. Subject to the terms and conditions of this Agreement and the Statmon Software License Agreement set forth in Exhibit B, Statmon hereby grants to MediaFLO a non-exclusive, irrevocable, perpetual license to (i) install and use the Software in object code form for sites owned and operated by MediaFLO (the "**Licensed Sites**"), and (ii) to reproduce the Software solely for backup and archival purposes and for the purpose of exercising its rights under subsection 4.C (i). In the event of any conflict between the terms of this Agreement and the Statmon Software License Agreement, the terms of this Agreement shall control.

B. Except as expressly authorized herein, MediaFLO shall not (i) rent, lease, loan, provide access to any third party or to any site other than the

Licensed Sites, sell or otherwise distribute the Software, or any update or enhancement thereto, in whole or in part; (ii) cause or permit reverse engineering, reverse compilation or assembly of all or any portion of the Software; (iii) publish the results of Software performance benchmarks to any third party without Statmon's express written consent; or (iv) export the Software in violation of U.S. export administration regulations. All rights not expressly granted herein are reserved to Statmon. Neither party shall utilize, incorporate into or otherwise encumber the Software in any manner with any open source license or any other use of the Software which would impact the proprietary rights of Statmon.

C. Upon MediaFLO's request, Statmon agrees to enter into an escrow agreement in accordance with the terms set forth in Exhibit C with MediaFLO and a third party escrow agent pursuant to which Statmon will deposit with the escrow agent the source code and source documents for the Software (the "**Deposit**"). All fees due the escrow agent to establish and maintain such escrow will be borne by MediaFLO. For the purposes of "Release Conditions" under Exhibit C – Release of Deposit Materials, Section 1 of the Escrow Agreement, the release of the Deposit shall be limited as follows:

(i) The Deposit Materials shall consist of two CDs, the first containing the compiled distribution copy of the Software ("the Distribution CD") and the second containing the source code (the "Source Code CD"). If Statmon fails to meet delivery schedules for the existing Software, as evidenced by delivery delays of more than sixty (60) days from the date of order, the Distribution CD in its compiled form shall be released from escrow to MediaFLO; provided, that the terms of all licenses set forth in this Agreement shall apply to such Software CD and any copies thereof. At any time during which Statmon cures such delivery delays, and evidences such cure by delivery all further orders on time for a period of sixty (60) days, MediaFLO shall redeposit into escrow the Distribution CD.

(ii) If Statmon discontinues making any Software available to MediaFLO, as evidenced by: (A) written notice by Statmon of such intent, or (B) delivery delays of the existing Software for any reason for more than sixty (60) days, or (C) if Statmon ceases to exist as a legal entity in its current form (excluding any name change or merger), then both the Distribution CD and the Source Code CD shall be released from escrow to MediaFLO, and MediaFLO shall have a non-exclusive, irrevocable, perpetual license to use the Deposit materials, limited to MediaFLO sites operating within the United States and only for the purposes of MediaFLO supporting existing installations or for bringing new MediaFLO transmission sites and NOCs online. Notwithstanding

the foregoing, no such release shall take place if any successor, shareholder, developer or former officer of Statmon (a "successor in interest") retains the rights to Statmon's Software, and MediaFLO confirms such successor's ability to support and maintain the Software. In all such cases, MediaFLO shall pay to Statmon, or any of its trustees, creditors or successor in interest, respectively, the per site license fee set forth in Exhibit C for each site activated by MediaFLO following the release of the Deposit based on the most recent per-site license price in effect immediately prior to the release. Nothing herein shall be interpreted as giving MediaFLO any right to reverse engineer or create derivative works from the Software, irrespective of any release of the Deposit materials.

## 5. DELIVERY

A. Provided that MediaFLO supplies Statmon with estimates of those sites it anticipates bringing online for each upcoming quarter, Statmon shall use commercially reasonable efforts to maintain a standard product lead time of four (4) weeks for the Software and six (6) weeks for the Hardware and deliver the Statmon Products at the times and at the places indicated on the MediaFLO Purchase Order(s) (such date shall be referred to herein as the "**Delivery Date**"), as modified by the parties from time to time according to an agreed roll out schedule to be negotiated by the parties.

B. The Hardware will be shipped F.O.B. Statmon's facility. Title, risk of loss or damage to the Hardware will pass to MediaFLO at the time of delivery of the shipment to the carrier in Los Angeles, California or at such other place as the parties may agree in writing. MediaFLO will give Statmon timely notice in designating a carrier, and any such designation will not affect the foregoing passage of title and risks to MediaFLO.

C. MediaFLO shall be responsible for payment of all ocean, truck or air freight charges consistent with Section 5.B. above. MediaFLO is responsible for carrier insurance charges and promptly reporting any missing cartons, shortages, and damaged shipments to the carrier.

## 6. INSTALLATION

MediaFLO shall install the Statmon Products or contract separately with a third party installer to install the Statmon Products at each MediaFLO location. Statmon shall bear no responsibility with respect to such installation.

## 7. HARDWARE WARRANTY

A. Statmon warrants that (i) Statmon has the right to furnish the Hardware to MediaFLO free of all liens, claims, encumbrances and other restrictions; and (ii) the use of the Hardware in accordance with this Agreement, shall

not infringe upon or violate any patent, trade secret right, trademark right, copyright, or other proprietary right of any third party.

B. Statmon warrants during the Hardware Warranty Period that the Hardware to be furnished hereunder will perform to the manufacturer's published specifications and that it will be of good material and workmanship, and free from any defects. In the event of a breach of the warranties set forth in this paragraph or the preceding paragraph, Statmon shall promptly replace the affected Hardware within fourteen (14) calendar days from the receipt of the returned Hardware, which shall be the sole and exclusive remedy hereunder. Return to Statmon of any defective or non-conforming items or parts hereunder shall be made at Statmon's expense. Statmon shall have no obligation under this Section with respect to (i) any Hardware that has been modified or repaired by any party without Statmon's authorization; (ii) any Hardware that has been damaged by any party other than Statmon; (iii) any Hardware that has been used for any purpose other than the purposes described herein; and (iv) any Hardware damaged as a result of lighting, extreme weather or other similar natural causes.

C. Statmon represents that, within thirty (30) days of the execution of this Agreement, it will use its best efforts to have the Statmon UIF-32/EIF-32 Hardware certified by one or more of the certifying organizations which are presently certifying hardware as currently installed in MediaFLO transmission site equipment racks. Statmon is currently in the process of having the UIF-32/EIF-32 certified by CSA or by UL to current USA standards, i.e., certified to the UL Standard UL1419 and/or UL60950 and will be marked with "caCSAus" or "UL" approval. Statmon undertakes to have the UIF-32/EIF-32 Hardware listed either with CSA or UL under the model and Statmon product names as soon as practical. In the event certification which is reasonable satisfactory to MediaFLO is not obtained in a timely manner, in consultation with MediaFLO, Statmon will find a substitute product which meets UL compliance within forty five (45) days of the date of this Agreement.

D. In the event of any delay in Delivery of the Hardware beyond the time prescribed by Section 5 above, and such delays are not cured within thirty (30) written notice by MediaFLO of such delay, MediaFLO shall be entitled to contract with any third party offering a commercially-available substitute product for the Hardware provided hereunder, and Statmon shall provide assistance in identifying such commercially-available solution. In the event MediaFLO is unable to identify a commercially-available solution after using reasonable efforts to do so, Statmon shall provide the technical plans for the Hardware to MediaFLO to allow MediaFLO to have the Hardware manufactured through a separate third party manufacturer. In the event Statmon discontinues its manufacture of the Hardware, as evidenced by Statmon's decision not to offer it for sale,

Statmon warrants that it will continue to offer the Hardware to MediaFLO for a period of ninety (90) days following notice of Statmon's intent to discontinue offering the product, after which time, in the absence of MediaFLO identifying a commercially-available substitute, Statmon shall provide the technical plans for the Hardware to MediaFLO to allow MediaFLO to have the Hardware manufactured through a separate third party manufacturer.

## 8. SOFTWARE WARRANTY

A. Statmon warrants that (i) Statmon has the right to furnish the Software to MediaFLO free of all liens, claims, encumbrances and other restrictions (other than those set forth in this Agreement; (ii) the use of the Software in accordance with this Agreement, shall not infringe upon or violate any patent, trade secret right, trademark right, copyright, or other proprietary right of any third party; and (iii) the Software does not and shall not contain any virus, time bomb, lock-up program (other than the lock-up key disabled by Statmon prior to Final Acceptance), or trojan horse.

B. Statmon warrants during the term of the Software Maintenance Period that the Software to be furnished hereunder will be in substantial conformity with the specifications referred to in Exhibit B. With respect to any nonconforming Software, MediaFLO's sole and exclusive remedy shall be replacement of the Software media. Return to Statmon of any defective or non-conforming media or parts hereunder shall be made at Statmon's expense. Statmon shall have no obligation under this Section with respect to any Software that has been modified by any party without Statmon's authorization.

## 9. SOFTWARE MAINTENANCE SERVICES

A. During the Software Maintenance Period, Statmon agrees to:

(i) Provide warranty services as described in Section8.B, above.

(ii) Provide MediaFLO with technical support via telephone or email 24 hours a day, 7 days a week.

(iii) Provide software upgrades and enhancements to the Software, as and when such upgrades and enhancements are made generally available by Statmon.

B. Software support and maintenance shall be billed as follows:

(i) MediaFLO shall not be charged for support and maintenance services for the balance of the initial quarter in which the site license is activated. For example, and for the avoidance of doubt, if a site is activated on April 20, the Software Maintenance Period

shall commence on that date, although MediaFLO shall begin to incur support and maintenance charges as of July 1.

(ii) At the end of each quarter thereafter, MediaFLO shall be billed for the actual number of sites which were licensed and in operation in the preceding quarter at the quarterly rate until annualized (per Section 9.B.iii below).

(iii) For all sites which have been activated during a calendar year, Statmon shall thereafter bill for support and maintenance services on an annual basis 45 days prior to the beginning of the next calendar year, with such invoices due thirty (30) days from the date of receipt by MediaFLO.

C. In the event MediaFLO requires on-site technical support by Statmon personnel, such support shall be provided at Statmon's then-current standard rates for such services. MediaFLO shall reimburse Statmon for all travel and living expenses incurred in providing such on-site support.

D. Engineering Services. Any services which are beyond the scope of the support and maintenance services provided hereunder shall be subject to that separate Services Agreement between Statmon and MediaFLO set forth in Exhibit F. All services provided under the Services Agreement shall be billed at the hourly rates and upon the terms set forth therein.

## 10. WARRANTY DISCLAIMER

EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN SECTIONS 7 AND 8, STATMON MAKES NO OTHER WARRANTIES RELATING TO THE STATMON PRODUCTS, EXPRESS OR IMPLIED, AND EXPRESSLY EXCLUDES ANY IMPLIED WARRANTY OF NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, STATMON MAKES NO REPRESENTATION OR WARRANTY THAT THE STATMON PRODUCTS WILL SATISFY ANY REQUIREMENTS FOR AUTOMATED SYSTEM MONITORING PROMULGATED BY THE FCC OR ANY OTHER GOVERNMENT AGENCY.

## 11. TRAINING

Statmon shall provide MediaFLO's nominated personnel with training at the cost and in the amount set forth in and ordered per Exhibit A. The dates of such training shall be at a mutually acceptable time, to be agreed upon by Statmon and MediaFLO, and may be utilized incrementally as required by MediaFLO. If additional training is required, such training shall be billed at Statmon's rate of $1,500 per day. If MediaFLO requests such training at its own facilities, all direct travel and living expenses of the Statmon personnel shall be borne by MediaFLO.

## 12. PATENT AND INTELLECTUAL PROPERTY LIABILITY AND INDEMNIFICATION AND INSURANCE

A. Statmon shall defend, indemnify and hold MediaFLO and its affiliates, and their respective officers, directors, employees, agents and customers (each an "Indemnified Party") harmless from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, attorneys' fees) arising from or related to (i) any breach or alleged breach of the representations and warranties made by Statmon in this Agreement or its obligations hereunder, (ii) the recklessness or intentional misconduct of Statmon or any of its employees, agents or subcontractors in performing the Services (at MediaFLO's facilities or elsewhere), (iii) any claim that any product(s) supplied by Statmon to MediaFLO under this Agreement, or any part thereof or any use thereof directly or indirectly infringes any patent, copyright, trade secret right, and/or intellectual property right of a third party and (vi) any payments or liabilities for which Statmon becomes liable under this Agreement. If any third party asserts a claim or initiates an action against an Indemnified Party for which Statmon is responsible under this Section 12, when MediaFLO becomes aware of such claim or action it shall promptly notify Statmon, however MediaFLO's failure to provide prompt notice to Statmon shall not relieve Statmon from any obligations owed hereunder, except to the extent that a court of competent jurisdiction determines that Statmon has been prejudiced by MediaFLO's failure or delay in giving notice. MediaFLO shall have the right to participate at its own expense in the defense of such claim or action, including any related settlement negotiations. No such claim or action may be settled or compromised without MediaFLO's express written consent, which may be conditioned upon the execution of a release of all claims against the Indemnified Parties by the party bringing such claim or action. MediaFLO shall have the right to withhold from payments due to Statmon the amount of MediaFLO's costs of defending any such claim or action, plus reasonable additional amounts, as security for Statmon's obligations under this Section 12.

B. Statmon shall maintain at its sole expense during the term of this Agreement: (i) Workers' Compensation insurance as prescribed by the law of the state or nation in which the Work is performed; (ii) Employer's Liability insurance with limits of at least $1,000,000 for each occurrence; (iii) Automobile Liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 combined single limit for bodily injury and property damage per occurrence; (iv) Commercial General Liability ("CGL") insurance, including Blanket Contractual Liability and Broad Form Property Damage, with limits of at least $1,000,000 combined single limit for bodily injury and property damage per occurrence; (v) Professional Liability insurance with limits of at least

$1,000,000 per occurrence and aggregate providing coverage for claims made arising out of the performance of professional services, resulting from any error, omission, or negligent act of the Statmon. Statmon shall have all CGL, Automobile and Professional Liability insurance policies endorsed to name MediaFLO USA, Inc. as an additional insured. All such insurance must be primary and non-contributory and shall contain a provision waiving the insurer's right of subrogation against MediaFLO USA, Inc. Prior to the commencement of any services, Statmon will furnish MediaFLO with certificates of insurance which evidence the minimum levels of insurance set forth above. MediaFLO shall be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy. Insurance companies providing coverage under this Agreement must be rated by A-M Best with at least an A- VII rating.

## 13. LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF ANTICIPATED PROFITS OR FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ON ANY CLAIM BY ANY PARTY FOR ANY LOSS OR DAMAGE ARISING OUT OF OR CONNECTED WITH OR RESULTING FROM THE SOFTWARE OR HARDWARE OR THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

EXCEPT IN CONNECTION WITH STATMON'S PATENT AND INTELLECTUAL PROPERTY INDEMNIFICATION OBLIGATIONS IN SECTION 12, IN NO EVENT SHALL STATMON'S MAXIMUM AGGREGATE LIABILITY FOR DAMAGES AND LOSSES ARISING OUT OR RELATING TO THIS AGREEMENT EXCEED THE TOTAL PAYMENTS MADE BY MEDIAFLO TO STATMON HEREUNDER. DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEEDING THE EVENT GIVING RISE TO THE CLAIAM FOR DAMAGES.

## 14. NON-DISCLOSURE

The parties have previously executed a Mutual Non-Disclosure Agreement dated March 17, 2006, which is attached as Exhibit D and incorporated by reference as though fully set forth herein.

## 15. GENERAL

A. Notices and Invoices: All notices shall be in writing and deemed duly given if delivered personally or three (3) days after mailing, if sent registered or certified mail to:

MediaFLO:
MediaFLO USA Inc.
5775 Morehouse Drive
San Diego, California 92121-1714
Attention:

With a copy to:
Attention: MediaFLO Legal Department

Statmon Technologies Corp
345 North Maple Drive, Suite 120,
Beverly Hills, California 90210
Attention: Geoffrey Talbot

With a copy to:
Corporate Counsel Partners
150 E. Colorado Blvd., Suite 211
Pasadena, California 91105
Attention: John J. Selbak, Esq.

Any/all invoices shall be sent to MediaFLO at the following address:

MediaFLO USA, Inc.
Attn: Accounts Payable
P.O. Box 919042
San Diego, CA 92191-9042

B. Force Majeure: Neither party shall be liable for damages for any delay or failure in performance (other than obligations to make payments) arising out of causes beyond its reasonable control and without its fault or negligence, including acts of God, acts of the government, fire or other natural disasters. Shortages of materials and delays of subcontractors shall not be an excusable event. Statmon agrees to notify MediaFLO of the occurrence of any event which may result in a delay and shall provide MediaFLO with a weekly progress report of the actions Statmon is taking to work around the delay.

C. Publicity, Promotion and Advertising: MediaFLO acknowledges that Statmon is a small, publicly-traded company which must comply with certain statutes, regulations and guidelines regarding the disclosure of market sensitive information. If Statmon is required to disclose the existence of this Agreement under the foregoing laws or regulations, Statmon will provide MediaFLO reasonable notice prior to such disclosure and shall reasonably cooperate with any efforts requested by MediaFLO to limit the nature of the scope of the disclosure. Thereafter, Statmon and MediaFLO shall mutually agree upon any press release or other form of

publicity seeking to disclose the nature of the transaction or the relationship of the parties.

D. Independent Contractor: Statmon is an independent contractor and not the agent or employee of MediaFLO. Nothing herein shall be construed to create any partnership, joint venture, or similar relationship or subject the parties to any implied duties or obligations respecting the conduct of their affairs, which are not expressly stated herein. In furnishing materials, labor or services pursuant to this Agreement the person or persons so doing agree that it, or they, are not employees of MediaFLO, under any federal or state unemployment insurance or old-age benefit or other social security law, or under any workmen's compensation or industrial accident law, and such person or persons hereby agree to assume, or cause to be assumed, all liabilities or obligations imposed by any one or more such laws, with respect to any materials, labor or services furnished hereunder.

E. Assignment and Subcontracts: Neither party shall assign this Agreement or any of its rights hereunder, nor shall Statmon subcontract any substantial portion of this Agreement, without the prior written consent of the other party; provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or other similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement, including the limitations of all site licenses. Any purported assignment or transfer in violation of this Section 15.E. shall be void.

F. Laws and Regulations: The Hardware shall comply with applicable safety and all governmental regulations in effect at the time of delivery. In addition, Statmon shall comply, and shall secure compliance by its subcontractors, with all applicable federal, state and local laws, regulations, or ordinances, or regulations, ordinances, rules or requirements of any governmental authority or agency (federal, state, local or other) (collectively, "Applicable Laws") in its performance of its obligations hereunder. Statmon is not expected or authorized to take any action in the name of or on behalf of MediaFLO which would violate Applicable Laws. Statmon shall not, under any circumstances, enter into negotiations with any governmental authority or agency to develop acceptance of variations or revisions to Applicable Laws without MediaFLO's prior written consent. Statmon shall indemnify and save MediaFLO harmless from any claim or liability to the extent resulting from Statmon's non-compliance with the terms of this paragraph.

G. Governing Law: This Agreement shall be governed and interpreted in accordance with the laws of the State of California, without regard to conflict of laws principles thereof.

H. Amendments: No amendment to this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of both parties.

I. Counterparts: This Agreement may be executed by each of the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

J. Entire Agreement: This Agreement represents the entire Agreement between the parties with respect to the purchase and sale of the Hardware. All prior agreements, representations, statements, negotiations and undertakings whether oral or written are superseded.

K. Effect of Waiver: No term or provision hereof shall be deemed waived and no breach excused, unless such waiver of consent shall be in writing and signed by the party claimed to have waived or consented. Any waiver of a breach by the other shall not constitute a consent to or waiver of any other subsequent breach.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.

MEDIAFLO USA, INC.

By: Karen Eibelheuser, C.P.M.

Name: Karen Eibelheuser, C.P.M.
Title: Contracts Specialist

STATMON TECHNOLOGIES CORP.

By: ______________________

Geoffrey P. Talbot
Chief Executive Officer

# EXHIBIT B
# STATMON TECHNOLOGIES CORP.
# SOFTWARE LICENSE AGREEMENT

This product contains proprietary and confidential technology provided by and/or owned by Statmon Technologies Corp., Beverly Hills, California, USA. Any use, copying, publication, distribution, display, modification, or transmission of such technology in whole or in part in any form or by any means without the prior express written permission of Statmon Technologies Corp. is strictly prohibited.

LICENSE AGREEMENT:
Statmon Technologies Corp. licenses the accompanying software to you only upon the condition that you accept all of the terms contained in this license agreement. Please read the terms carefully before continuing installation, as pressing the "accept" button will indicate your assent to them. If you do not agree to these terms, please press the "Do not accept" button to exit install as Statmon Technologies Corp. is unwilling to license the software to you, in which event you should return the full product with proof of purchase to the dealer from whom it was acquired within sixty days of purchase, and your money will be refunded.

LICENSE AND WARRANTY:
The software which accompanies this license (the "Software") is the property of Statmon Technologies Corp. or its licensers and is protected by copyright law. While Statmon Technologies Corp. continues to own the Software, you will have certain rights to use the Software after your acceptance of this license. Except as may be modified by a license addendum which accompanies this license, your rights and obligations with respect to the use of this Software are as follows:

YOU MAY:
(i) use one copy of the Software on a single computer;

(ii) make one copy of the Software for archival purposes, or copy the software onto the hard disk of your computer and retain the original for archival purposes;

(iii) use the Software on a network, provided that you have a licensed copy of the Software for each computer that can access the Software over that network;

(iv) after written notice to Statmon Technologies Corp., transfer the Software on a permanent basis to another person or entity, provided that you retain no copies of the Software and the transferee agrees to the terms of this agreement.

YOU MAY NOT:
(i) copy the documentation which accompanies the Software;

(ii) sublicense, rent or lease any portion of the Software;

(iii) reverse engineer, decompile, disassemble, modify, translate, make any attempt to discover the source code of the Software, or create derivative works from the Software; or

(iv) use a previous version or copy of the Software after you have received a disk replacement set or an upgraded version as a replacement of the prior version, unless you donate a previous version of an upgraded version to a charity of your choice, and such charity agrees in writing that it will be the sole end user of the product, and that it will abide by the terms of this agreement. Unless you so donate a previous version of an upgraded version, upon upgrading the Software, all copies of the prior version must be destroyed.

LIMITED WARRANTY:
Statmon Technologies Corp. warrants that the media on which the Software is distributed will be free from defects for a period of sixty (60) days from the date of delivery of the Software to you. Your sole remedy in the event of a breach of this warranty will be that Statmon Technologies Corp. will, at its option, replace any defective media returned to Statmon Technologies Corp. within the warranty period or refund the money you paid for the Software. Statmon Technologies Corp. does not warrant that the Software will meet your requirements or that operation of the Software will be uninterrupted or that the Software will be error-free.

The above warranty is exclusive and in lieu of all other warranties, whether express or implied, including the implied warranties of merchantability, fitness for a particular purpose and non-infringement. This warranty gives you specific legal rights. You may have other rights, which vary from state to state.

DISCLAIMER OF DAMAGES:

Regardless of whether any remedy set forth herein fails of its essential purpose, in no event will Statmon Technologies Corp. be liable to you for any special, consequential, indirect or similar damages, including any lost profits or lost data arising out of the use or inability to use the software even if Statmon Technologies Corp. has been advised of the possibility of such damages.

Some states do not allow the limitation or exclusion of liability for incidental or consequential damages so the above limitation or exclusion may not apply to you.

In no case shall Statmon Technologies Corp. liability exceed the purchase price for the software. The disclaimers and limitations set forth above will apply regardless of whether you accept the Software.

U.S. GOVERNMENT RESTRICTED RIGHTS:
Restricted rights legend. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c) (1) (ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c) (1) and (2) of the Commercial Computer Software-Restricted Rights clause at 48 CFR 52.227-19, as applicable, Statmon Technologies Corp. 345 N. Maple Drive #120 Beverly Hills CA 90210 USA.

GENERAL:
This Agreement will be governed by the laws of The United States. This Agreement may only be modified by a license addendum which accompanies this license or by a written document which has been signed by both you and Statmon Technologies Corp.. Should you have any questions concerning this Agreement, or if you desire to contact Statmon Technologies Corp. for any reason, please write: Statmon Customer Sales and Service, 345 N. Maple Drive #120 Beverly Hills CA 90210 USA.

**EXHIBIT C**
**ESCROW AGREEMENT**

# SAMPLE

## THREE-PARTY ESCROW SERVICE AGREEMENT

**Deposit Account Number:** ____________________

1. **Introduction.**

This Three Party Escrow Service Agreement (the "**Agreement**") is entered into by and between Statmon Technologies Corp., a Nevada corporation, located at 345 N. Maple Drive, Suite 120, Beverly Hills, California 90210 (the "**Depositor**") and Depositor's affiliates and subsidiaries, and by MediaFLO USA, Inc., a Delaware corporation, located at 5775 Morehouse Drive, San Diego, California 92121-1714 (the "**Beneficiary**") and by Iron Mountain Intellectual Property Management, Inc. ("**Iron Mountain**") on this __ day of _________ 2006 (the "**Effective Date**"). Depositor, Beneficiary, and Iron Mountain may be referred to individually as a "Party" or collectively as the "Parties" throughout this Agreement.

The use of the term "**Services**" in this Agreement shall refer to Iron Mountain Services that facilitate the creation, management, and enforcement of software and/or other technology escrow accounts as described in Exhibit A attached hereto. A Party shall request Services under this Agreement (i) by submitting a work request associated for certain Iron Mountain Escrow Services via the online portal maintained at the Website located at www.ironmountainconnect.com or any other Websites or Web pages owned or controlled by Iron Mountain that are linked to that Website (collectively the "**Iron Mountain Website**"), or (ii) by submitting a written work request attached hereto as Exhibit A (each, individually, a "**Work Request**"). The Parties desire this Agreement to be supplementary to the License Agreement and pursuant to Chapter 11 United States [Bankruptcy] Code, Section 365(n).

2. **Depositor Responsibilities.**

(a) Depositor shall provide all information designated as required to fulfill a Work Request ("**Required Information**") and may also provide other information ("**Optional Information**") at their discretion to assist Iron Mountain in the fulfillment of requested Services.

(b) Depositor must authorize and designate one or more persons whose action(s) will legally bind the Depositor ("**Authorized Person(s)**" who shall be identified in the Authorized Person(s)/Notices Table of this Agreement) and who may manage the Iron Mountain escrow account through the Iron Mountain Website or via written Work Request. Authorized Person(s) will maintain the accuracy of their name and contact information provided to Iron Mountain during the Term of this Agreement (the "**Depositor Information**").

(c) Depositor shall make an initial deposit that is complete and functional of all proprietary technology and other materials covered under this Agreement ("**Deposit Material**") to Iron Mountain within ninety (90) days of the Effective Date. Depositor may also update Deposit Material from time to time during the Term of this Agreement provided a minimum of one (1) complete and functional copy of Deposit Material is deposited with Iron Mountain at all times. At the time of each deposit or update, Depositor will provide an accurate and complete description of all Deposit Material sent to Iron Mountain via the Iron Mountain Website or using the form attached hereto as Exhibit B.

(d) Depositor consents to Iron Mountain's performance of any level(s) of verification Services described in Exhibit A attached hereto, consents, upon receipt of notice from Iron Mountain that Beneficiary has submitted a Work Request for verification Services, to promptly completing and returning the Escrow Deposit Questionnaire attached as Exhibit Q to Iron Mountain, and further consents to Iron Mountain's use of a subcontractor (who shall be bound by the same confidentiality obligations as Iron Mountain and who shall not be a direct competitor to either Depositor or Beneficiary) to provide such Services as needed.

(e) Depositor represents that it lawfully possesses all Deposit Material provided to Iron Mountain under this Agreement free of any liens or encumbrances as of the date of their deposit. Any Deposit Material liens or encumbrances made after their deposit will not prohibit, limit, or alter the rights and obligations of Iron Mountain under this Agreement;

(f) Depositor represents that all Deposit Material is readable and useable in its then current form; if any portion of such Deposit Material is encrypted the necessary decryption tools and keys to read such material are deposited contemporaneously;

(g) Depositor represents that all Deposit Material is provided with all rights necessary for Iron Mountain to verify such proprietary technology and materials upon receipt of a Work Request for such Services; and

(h) Depositor warrants that Iron Mountain's use of the Deposit Material or other materials supplied by Depositor to perform the verification Services described in Exhibit A is lawful and does not violate the rights of any third parties. Depositor agrees to use commercially reasonable efforts to provide Iron Mountain with any necessary use rights or permissions to use materials necessary to perform verification of the Deposit Material. Depositor agrees to reasonably cooperate with Iron Mountain by providing its facilities, computer software systems, and technical personnel for verification Services whenever reasonably necessary.

3. **Beneficiary Responsibilities.**

(a) Beneficiary shall provide all information designated as required to fulfill any Beneficiary Work Request ("**Required Information**") and may also provide other information ("**Optional Information**") at their discretion to assist Iron Mountain in the fulfillment of requested Services.

(b) Beneficiary must authorize and designate one or more persons whose action(s) will legally bind the Beneficiary ("**Authorized Person(s)**" who shall be identified in the Authorized Person(s)/Notices Table of this Agreement) who shall manage the Iron Mountain escrow account through the Iron Mountain Website or via written Work Request. Authorized Person(s) will maintain the accuracy of their name and contact information provided to Iron Mountain during the Term of this Agreement (the "**Beneficiary Information**").

(c) Beneficiary acknowledges, in the absence of a Work Request for verification Services, that it assumes all responsibility for the completeness and/or functionality of all Deposit Material. Beneficiary may submit a verification Work Request to Iron Mountain for one of more of the Services defined in Exhibit A attached hereto and further consents to Iron Mountain's use of a subcontractor if needed to provide such Services.

(d) Beneficiary warrants that Iron Mountain's use of any materials supplied by Beneficiary to perform the verification Services described in Exhibit A is lawful and does not violate the rights of any third parties.

4. **Iron Mountain Responsibilities.**

(a) Iron Mountain agrees to use commercially reasonable efforts to provide the Services requested by authorized Depositor and Beneficiary representatives in a Work Request. Iron Mountain may reject a Work Request (in whole or in part) that does not contain all Required Information at any time upon notification to the Party originating the Work Request.

(b) Iron Mountain will conduct a deposit inspection upon receipt of any Deposit Material and associated Exhibit B. If Iron Mountain determines that the Deposit Material does not match the description provided by Depositor represented in Exhibit B attached hereto, Iron Mountain will provide Depositor with notice by electronic mail, telephone, or regular mail of such discrepancies. Iron Mountain will work directly with the Depositor to resolve any such discrepancies prior to accepting Deposit Material. Iron Mountain will provide Depositor with notice from time to time during the first ninety (90) days from the Effective date as a reminder that submission of initial Deposit Material is required. Iron Mountain may also send notices every ninety (90) days thereafter to Depositor and/or Beneficiary related to Deposit Material activity if such Services are requested in a Work Request.

(c) Iron Mountain will provide notice by electronic mail, telephone, or regular mail to the Beneficiary of all Deposit Material that is accepted and deposited into the escrow account under this Agreement.

(d) Iron Mountain will work with a Party who submits any verification Work Request for Deposit Material covered under this Agreement to either fulfill any standard verification Services Work Request or develop a custom Statement of Work ("**SOW**"). Iron Mountain and the requesting Party will mutually agree in writing to a SOW on the following terms and conditions that include but are not limited to: description of Deposit Material to be tested; description of Verification testing; requesting Party responsibilities; Iron Mountain responsibilities; Service Fees; invoice payment instructions; designation of the Paying Party; designation of authorized SOW representatives for both the requesting Party and Iron Mountain with name and contact information; and description of any final deliverables prior to the start of any fulfillment activity. After the start of fulfillment activity, each SOW may only be amended or modified in writing with the mutual agreement of both Parties, in accordance with the change control procedures set forth therein.

(e) Iron Mountain will hold and protect all Deposit Material in physical and/or electronic vaults that are either owned or under the direct control of Iron Mountain.

(f) Iron Mountain will permit the replacement and/or removal of previously submitted Deposit Material upon Work Request that may be subject to the written joint instructions of the Depositor and Beneficiary.

(g) Iron Mountain will strictly follow the procedures set forth in Exhibit C attached hereto to process any Beneficiary Work Request to release Deposit Material.

5. **Payment.**

The Paying Party shall pay to Iron Mountain all fees as set forth in the Work Request form attached hereto as Exhibit A ("**Service Fees**"). Except as set forth below, all Service Fees are due to Iron Mountain within thirty (30) calendar days

from the date of invoice in U.S. currency and are non-refundable. Iron Mountain may update Service Fees with a ninety (90) calendar day written notice to the Paying Party during the Term of this Agreement. The Paying Party is liable for any taxes related to Services purchased under this Agreement or shall present to Iron Mountain an exemption certificate acceptable to the taxing authorities. Applicable taxes shall be billed as a separate item on the invoice, to the extent possible. Any Service Fees not collected by Iron Mountain when due shall bear interest until paid at a rate of 1.25% per month (15% per annum) or the maximum rate permitted by law, whichever is less. Delinquent accounts may be referred to a collection agency at the sole discretion of Iron Mountain. Notwithstanding, the non-performance of any obligations of Depositor to deliver Deposit Material under the License Agreement or this Agreement, Iron Mountain is entitled to be paid all Service Fees that accrue during the Term of this Agreement. All Service Fees will not be subject to offset except as specifically provided hereunder.

6. **Term and Termination.**

(a) The initial "**Term**" of this Agreement is for a period of one (1) year from the Effective Date and will automatically renew for additional one (1) year Terms and continue in full force and effect until one of the following events occur: (i) Depositor and Beneficiary provide joint written instructions of their intent to cancel this Agreement within sixty (60) days to Iron Mountain; (ii) Beneficiary provides a sixty (60) day written notice regarding cancellation of this Agreement to both Depositor and Iron Mountain; or (iii) Iron Mountain provides a sixty (60) day written notice to the Depositor and Beneficiary Authorized Persons that it can no longer perform the Services under this Agreement.

(b) In the event this Agreement is terminated under Sections 6(a)(i) or 6(a)(iii) above, Depositor and Beneficiary may provide Iron Mountain with joint written instructions authorizing Iron Mountain to forward the Deposit Material to another escrow company and/or agent or other designated recipient. If Iron Mountain does not receive joint written instructions within sixty (60) calendar days after the date of the notice of termination, Iron Mountain shall return or destroy the Deposit Material.

(c) In the event of the nonpayment of Service Fees owed to Iron Mountain, Iron Mountain shall provide all Parties to this Agreement with notice by electronic mail and/or regular mail. Any Party to this Agreement shall have the right to make the payment to Iron Mountain to cure the default. If the past due payment is not received in full by Iron Mountain within thirty (30) calendar days of the date of such notice, then Iron Mountain shall have the right to terminate this Agreement at any time thereafter by sending notice by electronic mail and/or regular mail of termination to all Parties. Iron Mountain shall have no obligation to take any action under this Agreement so long as any Iron Mountain invoice issued for Services rendered under this Agreement remains uncollected.

7. **General Indemnity.**

Each Party shall defend, indemnify and hold harmless the others, their corporate affiliates and their respective officers, directors, employees, and agents and their respective successors and assigns from and against any and all claims, losses, liabilities, damages, and expenses (including, without limitation, reasonable attorneys' fees), arising under this Agreement from the negligent or intentional acts or omissions of the indemnifying Party or its subcontractors, or the officers, directors, employees, agents, successors and assigns of any of them.

8. **Warranties.**

(a) Iron Mountain. ANY AND ALL SERVICES PROVIDED HEREUNDER SHALL BE PERFORMED IN A WORKMANLIKE MANNER. EXCEPT AS SPECIFIED IN THIS SECTION, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, AGAINST INFRINGEMENT OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW. AN AGGRIEVED PARTY MUST NOTIFY IRON MOUNTAIN PROMPTLY OF ANY CLAIMED BREACH OF ANY WARRANTIES AND SUCH PARTY'S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY SHALL BE RETURN OF THE PORTION OF THE FEES PAID TO IRON MOUNTAIN BY PAYING PARTY FOR SUCH NON-CONFORMING SERVICES. THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY AND LIMITED REMEDY SET FORTH ABOVE FAILS OF ITS ESSENTIAL PURPOSE. THE WARRANTY PROVIDED IS SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN SECTION 11 HEREIN.

(b) Depositor. Depositor warrants that all Depositor Information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Depositor Information during the Term of this Agreement.

(c) Beneficiary. Beneficiary warrants that all Beneficiary Information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Beneficiary Information during the Term of this Agreement.

## 9. Insurance.

Iron Mountain shall, at its sole cost and expense, throughout the term of this Agreement, procure and maintain in full force and effect, the following insurance coverage, with an insurance carrier that is rated B+ or better by A.M. Best.

| TYPE OF INSURANCE | COVERAGE AMOUNT | TYPE OF INSURANCE | COVERAGE AMOUNT |
|---|---|---|---|
| General Liability | $2,000,000 General Aggregate | Crime Insurance | $2,000,000 Each Occurrence |
| General Liability | $1,000,000 Each Occurrence | Umbrella Coverage | $5,000,000 General Aggregate |
| Professional Liability | $1,000,000 Each Occurrence | | |

All certificates of insurance shall name the Parties as additional beneficiaries with respect to General Liability coverage. All certificates of insurance shall require that the Parties be provided with advance written notice of cancellation of the stated coverage, and Iron Mountain shall request that its insurer use its best efforts to provide at least thirty (30) days' advance written notification of such cancellation.

## 10. Confidential Information.

Iron Mountain shall have the obligation to reasonably protect the confidentiality of the Deposit Material. Except as provided in this Agreement Iron Mountain shall not disclose, transfer, make available or use the Deposit Material. Iron Mountain shall not disclose the terms of this Agreement to any third Party. If Iron Mountain receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Material, Iron Mountain will immediately notify the Parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Beneficiary to challenge any such order; provided, however, that Iron Mountain does not waive its rights to present its position with respect to any such order. Iron Mountain will not be required to disobey any order from a court or other judicial tribunal, including, but not limited to, notices delivered pursuant to Section 13(g) below.

## 11. Limitation of Liability.

NOTWITHSTANDING ANYTHING ELSE HEREIN, ALL LIABILITY, IF ANY, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, OF ANY PARTY TO THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT EQUAL TO ONE YEAR OF FEES PAID OR OWED TO IRON MOUNTAIN UNDER THIS AGREEMENT. IF CLAIM OR LOSS IS MADE IN RELATION TO A SPECIFIC DEPOSIT OR DEPOSITS, SUCH LIABILITY SHALL BE LIMITED TO THE FEES RELATED SPECIFICALLY TO SUCH DEPOSITS. THIS LIMIT SHALL NOT APPLY TO ANY PARTY FOR: (I) ANY CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHT; (II) LIABILITY FOR DEATH OR BODILY INJURY; (III) DAMAGE TO TANGIBLE PROPERTY (EXCLUDING THE DEPOSIT ITEMS); (IV) THEFT; OR (V) PROVEN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

## 12. Consequential Damages Waiver.

IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANOTHER PARTY FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA OR INFORMATION, ANY COSTS OR EXPENSES FOR THE PROCUREMENT OF SUBSTITUTE SERVICES, OR ANY OTHER INDIRECT DAMAGES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE EVEN IF THE POSSIBILITY THEREOF MAY BE KNOWN IN ADVANCE TO ONE OR MORE PARTIES.

## 13. General.

(a) Incorporation of Work Requests. All Depositor and/or Beneficiary Work Requests are incorporated into this Agreement.

(b) Purchase Orders. The terms and conditions of this Agreement prevail regardless of any conflicting or additional terms on any Purchase Order or other correspondence. Any contingencies or additional terms contained on any Purchase Order are not binding upon Iron Mountain. All Purchase Orders are subject to approval and acceptance by Iron Mountain.

(c) Right to Make Copies. Iron Mountain shall have the right to make copies of all Deposit Material as reasonably necessary to perform this Agreement. Iron Mountain shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on Deposit Material onto any copies made by Iron Mountain. Any copying expenses incurred by Iron Mountain as a result of a Work Request to copy will be borne by the Party requesting the copies.

Iron Mountain may request Depositor's reasonable cooperation in promptly copying Deposit Material in order for Iron Mountain to perform this Agreement.

(d) Choice of Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of New York, United States of America, as if performed wholly within the state and without giving effect to the principles of conflicts of laws.

(e) Right to Rely on Instructions. Iron Mountain may act in reliance upon any instruction, instrument, or signature reasonably believed by Iron Mountain to be genuine. Iron Mountain may assume that any employee of a Party to this Agreement who gives any written notice, request, or instruction has the authority to do so. Iron Mountain will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. Iron Mountain shall not be responsible for failure to act as a result of causes beyond the reasonable control of Iron Mountain.

(f) Force Majeure. Except for the obligation to pay monies due and owing, no Party shall be liable for any delay or failure in performance due to events outside the defaulting Party's reasonable control, including without limitation acts of God, earthquake, labor disputes, shortages of supplies, riots, war, acts of terrorism, fire, epidemics, or delays of common carriers or other circumstances beyond its reasonable control. The obligations and rights of the excused Party shall be extended on a day-to-day basis for the time period equal to the period of the excusable delay.

(g) Notices. All notices regarding Exhibit C shall be sent by commercial express mail. All other correspondence, including invoices, payments, and other documents and communications, shall be sent by (i) electronic mail; (ii) via regular mail to the Parties at the addresses specified in the Authorized Persons/Notices Table which shall include the title(s) of the individual(s) authorized to receive notices; or (iii) via the online portal maintained at the Iron Mountain Website. It shall be the responsibility of the Parties to notify each other as provided in this Section in the event of a change of physical or e-mail addresses. The Parties shall have the right to rely on the last known address of the other Parties. Any correctly addressed notice or last known address of the other Parties that is relied on herein that is refused, unclaimed, or undeliverable because of an act or omission of the Party to be notified as provided herein shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by electronic mail, the postal authorities by mail, through messenger or commercial express delivery services.

(h) No Waiver. No waiver of rights under this Agreement by any Party shall constitute a subsequent waiver of this or any other right under this Agreement.

(i) Assignment. No assignment of this Agreement by Depositor and/or Beneficiary or any rights or obligations of Depositor and/or Beneficiary under this Agreement is permitted without the written consent of Iron Mountain, which shall not be unreasonably withheld or delayed.

(j) Severability. In the event any of the terms of this Agreement become or are declared to be illegal or otherwise unenforceable by any court of competent jurisdiction, such term(s) shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, if this paragraph becomes applicable and, as a result, the value of this Agreement is materially impaired for either Party, as determined by such Party in its sole discretion, then the affected Party may terminate this Agreement by notice to the others.

(k) Independent Contractor Relationship. Depositor and Beneficiary understand, acknowledge, and agree that Iron Mountain's relationship with Depositor and Beneficiary will be that of an independent contractor and that nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship.

(l) Attorneys' Fees. In any suit or proceeding between the Parties relating to this Agreement, the prevailing Party will have the right to recover from the other(s) it's costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit or proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgment. This provision is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment.

(m) No Agency. No Party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other Parties or bind the other Parties in any respect whatsoever.

(n) Disputes. Any dispute, difference or question relating to or arising among any of the Parties concerning the construction, meaning, effect or implementation of this Agreement or any Party hereof will be submitted to, and settled by arbitration by a single arbitrator chosen by the New York Regional Office of the American Arbitration Association in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall apply New York law. Unless otherwise agreed by the Parties, arbitration will take place in New York City, New York, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by regular mail or by commercial express mail, to

the attorney for the Party or, if unrepresented, to the Party at the last known business address. If however, Depositor and/or Beneficiary refuse to submit to arbitration, the matter shall not be submitted to arbitration and Iron Mountain may submit the matter to any court of competent jurisdiction for an interpleader or similar action. Unless adjudged otherwise, any costs of arbitration incurred by Iron Mountain, including reasonable attorney's fees and costs, shall be divided equally and paid by Depositor and Beneficiary.

(o) Regulations. All Parties are responsible for and warrant - to the extent of their individual actions or omissions - compliance with all applicable laws, rules and regulations, including but not limited to: customs laws; import; export and re-export laws; and government regulations of any country from or to which the Deposit Material may be delivered in accordance with the provisions of this Agreement.

(p) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(q) Survival. Sections 6 (Term and Termination), 7 (General Indemnity), 8 (Warranties), 10 (Confidential Information), 11 (Limitation of Liability), 12 (Consequential Damages Waiver), and 13 (General) of this Agreement shall survive termination of this Agreement or any Exhibit attached hereto.

**NOTE: SIGNATURE BLOCKS AND AUTHORIZED PERSONS/NOTICES TABLE FOLLOW ON THE NEXT PAGE**

The Parties agree that this Agreement is the complete agreement between the Parties hereto concerning the subject matter of this Agreement and replaces any prior or contemporaneous oral or written communications between the Parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement. This Agreement may only be modified by mutual written agreement of the Parties.

Note: If contracting electronically via the online portal, clicking the "I Accept" button displayed as part of the ordering process, evidences agreement to the preceding terms and conditions (the "**Agreement**"). If you are entering into this Agreement via the online portal on behalf of a company or other legal entity, you represent that you have the authority to bind such entity to these terms and conditions, in which case the terms "you" or "your" shall refer to such entity. If you do not have such authority, or if you do not agree with these terms and conditions, you must select the "I Decline" button.

### DEPOSITOR

| | |
|---|---|
| SIGNATURE: | |
| PRINT NAME: | Geoffrey Talbot |
| TITLE: | President |
| DATE: | |
| EMAIL ADDRESS | Geoffrey@statmon.com |

### BENEFICIARY

| | |
|---|---|
| SIGNATURE: | |
| PRINT NAME: | |
| TITLE: | |
| DATE: | |
| EMAIL ADDRESS: | |

### IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

| | |
|---|---|
| SIGNATURE: | |
| PRINT NAME: | |
| TITLE: | |
| DATE: | |
| EMAIL ADDRESS: | ipmcontracts@ironmountain.com |

**AUTHORIZED PERSONS/NOTICES TABLE**

Please provide the name and contact information of the Authorized Persons under this Agreement. All Notices will be sent to these individuals at the addresses set forth below.

### DEPOSITOR

**AUTHORIZED PERSON(S)/NOTICES TABLE**

Please provide the name(s) and contact information of the Authorized Person(s) under this Agreement. All Notices will be sent electronically and/or through regular mail to the appropriate address set forth below.

| | | | |
|---|---|---|---|
| PRINT NAME: | Geoffrey Talbot | PRINT NAME: | Peter Upfold |
| TITLE: | President | TITLE: | Chief Technology Officer |
| EMAIL ADDRESS | Geoffrey@statmon.com | EMAIL ADDRESS | peter@statmon.com |
| STREET ADDRESS 1 | 345 N. Maple Drive, Suite 120 | STREET ADDRESS 1 | 345 N. Maple Drive, Suite 120 |
| PROVINCE/CITY/STATE | Beverly Hills, California | PROVINCE/CITY/STATE | Beverly Hills, California |
| POSTAL/ZIP CODE | 90210 | POSTAL/ZIP CODE | 90210 |
| PHONE NUMBER | (310) 288-4580 | PHONE NUMBER | (310) 288-4580 |
| FAX NUMBER | (310) 288-4381 | FAX NUMBER | (310) 288-4381 |

## BENEFICIARY

### AUTHORIZED PERSON(S)/NOTICES TABLE

Please provide the name(s) and contact information of the Authorized Person(s) under this Agreement. All Notices will be sent electronically and/or through regular mail to the appropriate address set forth below.

| PRINT NAME: | MediaFLO USA, Inc. | PRINT NAME: | MediaFLO USA, Inc. |
|---|---|---|---|
| TITLE: | Lee A. Wilson, Division Counsel | TITLE: | Steve Gamelson, Director, Contracts |
| EMAIL ADDRESS | lwilson@mediaflousa.com | EMAIL ADDRESS | steveg@mediaflousa.com |
| STREET ADDRESS 1 | 5775 Morehouse Drive | STREET ADDRESS 1 | 5775 Morehouse Drive |
| PROVINCE/CITY/STATE | San Diego, California | PROVINCE/CITY/STATE | San Diego, California |
| POSTAL/ZIP CODE | 92121-1714 | POSTAL/ZIP CODE | 92121-1714 |
| PHONE NUMBER | 858-845-2121 | PHONE NUMBER | 858-651-4075 |
| FAX NUMBER | | FAX NUMBER | |

### BILLING CONTACT INFORMATION TABLE

Please provide the name and contact information of the Billing Contact under this Agreement. All Invoices will be sent to this individual at the address set forth below.

| PRINT NAME: | MediaFLO USA, Inc. |
|---|---|
| TITLE: | Accounts Payable |
| EMAIL ADDRESS | accountspayable@qualcomm.com |
| STREET ADDRESS 1 | PO Box 919042 |
| PROVINCE/CITY/STATE | San Diego, CA |
| POSTAL/ZIP CODE | 92191-9042 |
| PHONE NUMBER | 858-651-0097 |
| FAX NUMBER | 858-658-4678 |
| P.O. NUMBER | |

## IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

All notices should be sent to ipmcontracts@ironmountain.com OR Iron Mountain, Attn: Contract Administration, 2100 Norcross Parkway, Suite 150, Norcross, Georgia, 30071, USA.

**Exhibit A Escrow Service Work Request**
**Deposit Account Number: ____________**

| **Service** Check box (es) to order service | **Service Description** | **One-Time Fees** | **Annual Fees** | **Paying Party** Check box to identify the Paying Party for each service below. |
|---|---|---|---|---|
| ☒ Add and Manage New Escrow Account | Iron Mountain will open a new escrow deposit account that includes a minimum of one (1) Depositor and one (1) complete set of Deposit Material. All Deposit Material will be securely stored in controlled vaults that are owned and/or operated by Iron Mountain. Account services include unlimited deposits, electronic vaulting, access to Iron Mountain Connect™ Escrow Management Center for secure online account management and submission of electronic Work Requests, and secure destruction of deposit materials upon account termination.<br>Iron Mountain will assign a Client Manager for each escrow account. These Managers will provide training from time to time to facilitate secure Internet access to escrow account(s). Assigned Managers will also ensure timely fulfillment of Work Requests (e.g., deposit updates, new beneficiary enrollment) and communication of status. | $1,050 | $950 | ☐ Depositor - OR - ☐ Beneficiary |
| ☒ Add Beneficiary | Iron Mountain will fulfill a Work Request to add a new Beneficiary to an escrow account, where possible, and provide notice as appropriate to all relevant Parties. | N/A | $650 | ☐ Depositor - OR - ☐ Beneficiary |
| ☐ Add Deposit Tracking Notification | Iron Mountain will send periodic notices to Depositor and/or Beneficiary related to Deposit Material as specified within the terms of the agreement | N/A | $350 | ☐ Depositor - OR - ☐ Beneficiary |
| ☐ Add File Comparison and Analysis Test | Iron Mountain will fulfill a Work Request to perform a File Comparison and Analysis Test, which includes a final report sent to Client, on Deposit Material to ensure consistency between Depositor's representations (i.e., Exhibit B and Supplementary Questionnaire) and stored Deposit Material. | $2,500 | N/A | ☐ Depositor - OR - ☐ Beneficiary |
| ☐ Add Deposit Compile Test | Iron Mountain will fulfill a Work Request to perform a Deposit Compile Test, which includes a final report sent to Client, on Deposit Material. Client and Iron Mountain will agree on a custom Statement of Work ("SOW") prior to the start of fulfillment. | Custom Quote | N/A | ☐ Depositor - OR - ☐ Beneficiary |
| Add Deposit Usability Test – Binary Comparison | Iron Mountain will fulfill a Work Request to perform one a Deposit Compile Test Binary Comparison which includes a final report sent to Client, on Deposit Material. Client and Iron Mountain will agree on a custom Statement of Work ("SOW") prior to the start of fulfillment. | Custom Quote | N/A | ☐ Depositor - OR - ☐ Beneficiary |
| Add Deposit Usability Test – Full Usability Test | Iron Mountain will fulfill a Work Request to perform one a Deposit Compile Test Full Usability which includes a final report sent to Client, on Deposit Material. Client and Iron Mountain will agree on a custom Statement of Work ("SOW") prior to the start of fulfillment. | Custom Quote | N/A | ☐ Depositor - OR - ☐ Beneficiary |
| ☐ Add Dual Vaulting | Iron Mountain will fulfill a Work Request to store deposit materials in one additional location as defined within the Service Agreement. Duplicate storage request may be in the form of either physical media or electronic storage. | N/A | $500 | ☐ Depositor - OR - ☐ Beneficiary |
| ☐ Release Deposit Material | Iron Mountain will process a Work Request to release Deposit Material by following the specific procedures defined in Exhibit C "Release of Deposit Materials" the Escrow Service Agreement. | $500 | N/A | ☐ Depositor - OR - ☐ Beneficiary |
| ☐ Add Custom Services | Iron Mountain will provide its Escrow Expert consulting based on a custom SOW mutually agreed to by all Parties. | $150/hour | N/A | ☐ Depositor - OR - ☐ Beneficiary |
| ☐ Delete Account | Iron Mountain will fulfill a Work Request to terminate an existing escrow account by providing notice to all Parties to the Agreement, removing Deposit Material from the vault and then either securely destroying or returning the Deposit Material via commercial express mail carrier as instructed. All accrued Services Fees must be collected by Iron Mountain prior to completing fulfillment to terminate an existing escrow account. | No Charge | No Charge | No Charge |
| ☐ Replace/Delete Deposit Materials | Iron Mountain will replace/delete deposit material in accordance with the terms of the Agreement. Materials will be returned as directed by depositor or destroyed using Iron Mountain Secure Shredding. | No Charge | No Charge | No Charge |

**Upon Escrow Service Agreement execution, please provide your initials below in the appropriate location to indicate your acceptance of this Escrow Services Work Request inclusive of agreed Services pricing and indication of which Party is financially responsible for payment of specific Services.**

**Depositor Initials__________** **Beneficiary Initials__________**

**Note: Work Requests may be submitted electronically through their escrow account online OR may complete this form along with any other supporting exhibits required and email and/or fax this Work Request to their assigned Client Manager at Iron Mountain for fulfillment.**

## VERIFICATION SERVICES OPTIONS

1. **File Comparison and Analysis.**

   **1.1.** This series of verification tests provides insight into whether the materials that have been deposited have basic information in a form that allows for additional testing to be performed. These tests detect errors that often inhibit effective use of the escrow deposit.

   **1.2.** *Steps include:* Analyzing deposit media readability, file listing, creation of file classification table, virus scan, assurance of completed deposit questionnaire, analysis of completed deposit questionnaire.

   **1.3.** *Deliverables:* At completion of testing, Iron Mountain will distribute a report to all parties detailing Iron Mountain's results. This report will include readability results, file listing, file classification table(s), virus scan results, completed deposit questionnaire, and an analysis of the completed deposit questionnaire.

2. **Deposit Compile Test.**

   **2.1.** This series of tests includes a standard effort to compile the Deposit Material and build executable code.

   **2.2.** *Steps include:* Analyzing deposit media readability, file listing, creation of file classification table, virus scan, assurance of completed deposit questionnaire, analysis of completed deposit questionnaire, recreating the Depositor's software development environment, compiling source files and modules, linking libraries and recreating executable code, pass/fail determination, creation of comprehensive build instructions.

   **2.3.** *Deliverables:* Iron Mountain will provide a report detailing the steps necessary to recreate the software/hardware development environment, problems encountered with testing, and Iron Mountain's analysis of the deposit. In addition, the report will list required software development materials, including, without limitation, required source code languages and compilers, third-Party software, libraries, operating systems, and hardware, as well as Iron Mountain's analysis of the deposit. When identifying materials required to re-create Depositor's software development environment, Iron Mountain will rely on information provided in Depositor's completed questionnaire (obtained via a Iron Mountain verification representative) and/or information gathered during Iron Mountain's testing experience.

   **2.4. Deposit Usability Test.**

   **2.5.** This series of tests includes testing the functionality of the compiled Deposit Material (in a production setting or similar environment) and can be accomplished through one of the following two options:

   **2.5.1.** *Binary Comparison* – a comparison of the files built from the Deposit Compile Test to the actual licensed technology on the customer's site to ensure a full match in file size.

   **2.5.2.** *Full Usability Test* – a confirmation that the built applications work properly when installed.

   **2.5.3.** Services may be provided by Iron Mountain or individuals or organizations employed by or under contract with Iron Mountain, at the discretion of Iron Mountain.

# EXHIBIT B
## DEPOSIT MATERIAL DESCRIPTION

**COMPANY NAME:** _STATMON TECHNOLOGIES CORP. **ESCROW ACCOUNT NUMBER:**____________________

**DEPOSIT NAME** Axess Version 6.2 / Roving Version 1.1 ______________________ **AND DEPOSIT VERSION** 6.2 / 1.1_____ (Deposit Name will appear in account history reports)

**DEPOSIT MEDIA (PLEASE LABEL ALL MEDIA WITH THE DEPOSIT NAME PROVIDED ABOVE)**

| MEDIA TYPE | QUANTITY | | MEDIA TYPE | QUANTITY |
|---|---|---|---|---|
| ☒ CD-ROM / DVD | Two (2) | | ☐ 3.5" Floppy Disk | |
| ☐ DLT Tape | | | ☐ Documentation | |
| ☐ DAT Tape | | | ☐ Hard Drive / CPU | |
| | | | ☐ Circuit Board | |

| | TOTAL SIZE OF TRANSMISSION (SPECIFY IN BYTES) | # OF FILES | # OF FOLDERS |
|---|---|---|---|
| ☐ Internet File Transfer | | | |
| ☐ Other (please describe below): | | | |
| | | | |

**DEPOSIT ENCRYPTION** (Please check either "Yes" or "No" below and complete as appropriate)

**Is the media or are any of the files encrypted?** ☒ **Yes or** ☐ **No**

**If yes, please include any passwords and decryption tools description below. Please also deposit all necessary encryption software with this deposit.**

Encryption tool name____WINZIP______________________________ Version ______________________________

Hardware required none________________________________________________________________

Software required WINZIP_______________________________________________________________

Other required information_ Password: STC_CORP____________________________________________

**DEPOSIT CERTIFICATION** (Please check the box below to Certify and Provide your Contact Information)

| ☐ I certify for Depositor that the above described Deposit Material has been transmitted electronically or sent via commercial express mail carrier to Iron Mountain at the address below. | ☐ Iron Mountain has inspected and accepted the above described Deposit Material either electronically or physically. Iron Mountain will notify Depositor of any discrepancies. |
|---|---|
| **NAME:** | **NAME:** |
| **DATE:** | **DATE:** |
| **EMAIL ADDRESS:** | |
| **TELEPHONE NUMBER:** | |
| **FAX NUMBER:** | |

**Note: If Depositor is physically sending Deposit Material to Iron Mountain, please label all media and mail all Deposit Material with the appropriate Exhibit B via commercial express carrier to the following address:**

Iron Mountain Intellectual Property Management, Inc.
Attn: Vault Administration
2100 Norcross Parkway, Suite 150
Norcross, GA 30071
Telephone: (770) 239-9200
Facsimile: (770) 239-9201

# EXHIBIT C

## RELEASE OF DEPOSIT MATERIALS

**Deposit Account Number:** ____________________

Iron Mountain will use the following procedures to process any Beneficiary Work Request to release Deposit Material.

1. Release Conditions. Depositor and Beneficiary agree that Iron Mountain will provide notice via commercial express mail to the Depositor if a Beneficiary under this Agreement submits a Deposit Material release Work Request based on one or more of the following conditions (defined as "**Release Conditions**"):

   (i) The Deposit Materials shall consist of two CDs, the first containing the compiled distribution copy of the Software ("the Distribution CD") and the second containing the source code (the "Source Code CD"). If Depositor fails to meet delivery schedules for the existing Software (as set forth in the System Purchase and Maintenance Agreement dated ________________, 2006 by and between Depositor and Beneficiary), as evidenced by delivery delays of more than sixty (60) days from the date of order, the Distribution CD in its compiled form shall be released from escrow to MediaFLO; provided, that the terms of all licenses set forth in this Agreement shall apply to such Software CD and any copies thereof. At any time during which Depositor cures such delivery delays, and evidences such cure by delivery all further orders on time for a period of sixty (60) days, MediaFLO shall redeposit into escrow Distribution CD.

   (ii) If Depositor discontinues making any Software available to MediaFLO, as evidenced by: (A) written notice by Depositor of such intent, or (B) delivery delays of the existing Software for any reason for more than sixty (60) days, or (C) if Depositor ceases to exist as a legal entity in its current form (excluding any name change or merger), then both the Distribution CD and the Source Code CD shall be released from escrow to MediaFLO, and MediaFLO shall have a non-exclusive, irrevocable, perpetual license to use the Deposit Materials, limited to MediaFLO sites operating within the United States and only for the purposes of MediaFLO supporting existing installations or for bringing new MediaFLO transmission sites and NOCs online Notwithstanding the foregoing, no such release shall take place if any successor, shareholder, developer or former officer of Depositor (a "successor in interest") retains the rights to Depositor's Software, and MediaFLO confirms such successor's ability to support and maintain the Software. In all such cases, MediaFLO shall pay to Depositor, or any of its trustees, creditors or successor in interest, respectively, the per site license fee set forth in Exhibit C for each site activated by MediaFLO following the release of the Deposit based on the most recent per-site license price in effect immediately prior to the release. Nothing herein shall be interpreted as giving MediaFLO any right to reverse engineer or create derivative works from the Software, irrespective of any release of the Deposit Materials.

2. Release Work Request. Upon the occurrence of a Release Condition, as defined above, and only upon such occurrence, a Beneficiary may submit a Work Request to Iron Mountain to release the Deposit Material covered under this Agreement. Iron Mountain will send a written notice of this Beneficiary Work Request within five (5) business days to the authorized Depositor representative(s).

3. Contrary Instructions. From the date Iron Mountain mails written notice of the Beneficiary Work Request to release Deposit Material covered under this Agreement, Depositor representative(s) shall have ten (10) business days to deliver to Iron Mountain contrary instructions ("Contrary Instructions"). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Contrary Instructions shall be on company letterhead and signed by an authorized Depositor representative. Upon receipt of Contrary Instructions, Iron Mountain shall send a copy to an authorized Beneficiary representative by commercial express mail. Additionally, Iron Mountain shall notify both Depositor representative(s) and Beneficiary representative(s) that there is a dispute to be resolved pursuant to the Disputes provisions of this Agreement. Iron Mountain will continue to store Deposit Material without release pending (i) joint instructions from Depositor and Beneficiary that accept release of Deposit Material; or (ii) dispute resolution pursuant to the Disputes provisions of this Agreement; or (iii) receipt of an order from a court of competent jurisdiction.

4. Release of Deposit Material. If Iron Mountain does not receive Contrary Instructions from an authorized Depositor representative, Iron Mountain is authorized to release Deposit Material to the Beneficiary or, if more than one Beneficiary is registered to the deposit, to release a copy of Deposit Material to the Beneficiary. Iron Mountain is entitled to receive any uncollected Service fees due Iron Mountain from the Beneficiary before fulfilling the Work Request to release Deposit Material covered under this Agreement. This Agreement will terminate upon the release of Deposit Material held by Iron Mountain.

5. Right to Use Following Release. Beneficiary has the right under this Agreement to use the Deposit Material for the sole purpose of continuing the benefits afforded to Beneficiary by the License Agreement. Notwithstanding, the Beneficiary shall not have access to the Deposit Material unless there is a release of the Deposit Material in accordance with this Agreement. Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Material.

**EXHIBIT Q**
**ESCROW DEPOSIT QUESTIONNAIRE**

***Introduction***

From time to time, technology escrow beneficiaries may exercise their right to perform verification services. This is a service that Iron Mountain provides for the purpose of validating relevance, completeness, currency, accuracy and functionality of deposit materials.

***Purpose of Questionnaire***

In order for Iron Mountain to determine the deposit material requirements and to quote fees associated with verification services, a completed deposit questionnaire is requested. It is the responsibility of the escrow depositor to complete the questionnaire.

***Instructions***

Please complete the questionnaire in its entirety by answering every question with accurate data. Upon completion, please return the completed questionnaire to the beneficiary asking for its completion, or e-mail it to Iron Mountain Technology Escrow Services to the attention of Shane Ryan at ***shaneryan@ironmountain.com***.

***Escrow Deposit Questionnaire***

**General Description**

1. What is the general function of the software to be placed into escrow? Device management.

2. On what media will the source code be delivered? CD-ROM

3. What is the size of the deposit in megabytes? 300 MB

**Requirements for the Execution of the Software Protected by the Deposit**

1. What are the system hardware requirements to successfully execute the software? (memory, disk space, etc.)
   256 KB RAM, 10 GB HDD, Pentium 4 CPU
2. How many machines are required to completely set up the software?
   One (1)
3. What are the software and system software requirements, to execute the software and verify correct operation? Windows XP Pro, Windows Server 2003

**Requirements for the Assembly of the Deposit**

1. Describe the nature of the source code in the deposit. (Does the deposit include interpreted code, compiled source, or a mixture? How do the different parts of the deposit relate to each other?)
   One (1) CD-ROM is compiled; one (1) CD-ROM contains source code.
2. How many build processes are there?
   One (1)
3. How many unique build environments are required to assemble the material in the escrow deposit into the deliverables?
   One (1)

4. What hardware is required for each build environment to compile the software? (including memory, disk space, etc.) 512 KB RAM, 40 GB HDD, Pentium 4 CPU

5. What operating systems (including versions) are used during compilation? Is the software executed on any other operating systems/version? Windows XP Pro SP2

6. How many separate deliverable components (executables, share libraries, etc.) are built?

7. What compilers/linkers/other tools (brand and version) are necessary to build the application? 30

8. What, if any, third-party libraries are used to build the software? XCEED SMARTUI, nSOFTWARE

9. How long does a complete build of the software take? How much of that time requires some form of human interaction and how much is automated? 2 hours.

10. Do you have a formal build document describing the necessary steps for system configuration and compilation? No.

11. Do you have an internal QA process? If so, please give a brief description of the testing process. No.

12. Please list the appropriate technical person(s) Iron Mountain may contact regarding this set of escrow deposit materials. Peter Upfold, (310) 666-3337.

***Please provide your contact information below:***

| | |
|---|---|
| Name: | Geoffrey Talbot |
| Telephone: | 310.288.4582 |
| Company: | Statmon Technologies Corp. |
| Address: | 345 N. Maple Drive, Suite 120 |
| City, State | Beverly Hills, CA 90210 |
| Country: | United States |
| E-mail: | Geoffrey@statmon.com |

For additional information about Iron Mountain Technical Verification Services, please contact Shane Ryan at **978-667-3601 ext. 100** or by e-mail at **mailto: shaneryan@ironmountain.com**.

***www.ironmountain.com***

**EXHIBIT D**

**MUTUAL NON-DISCLOSURE AGREEMENT**
**BETWEEN**
**STATMON TECHNOLOGIES CORP.**
**AND**
**MEDIAFLO USA, INC.**

**[SIX (6) PAGES ATTACHED HERETO]**

# MUTUAL
# NON-DISCLOSURE AGREEMENT

This Mutual Non-Disclosure Agreement (the "Agreement") is mad e and entered into effective March 17, 2006, by and between **QUALCOMM Incorporated**, a Delaware corporation, with offices located at 5775 Morehouse Drive, San Diego, California 92121, and **Statmon Technologies Corporation**, a Nevada corporation, with offices located at 345 N. Maple Drive, Suite 120, Beverly Hills, California 90210, with regard to the following facts:

WHEREAS, each party to this Agreement possesses confidential, proprietary and/or trade secret information including, without limitation, information in tangible or intangible form relating to or including: business, product, marketing, licensing or sales activities, policies, practices, outlooks, studies, reports, analyses, strategies or forecasts, finances, revenue, pricing, costs or profits, released or unreleased products including, but not limited to, software, hardware, development, research, designs, specifications, performance characteristics, code, formulas, algorithms, data, techniques, processes, inventions, testing strategies, industry, customer or consumer information and third party confidential information (the "INFORMATION"); and

WHEREAS, each party in possession of INFORMATION (the "Disclosing Party") desires to disclose some of its INFORMATION to the other party (the "Receiving Party") subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the promises made herein, the receipt of certain INFORMATION and good and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. <u>Permitted Use</u>. The Receiving Party shall handle, use, treat and utilize such INFORMATION as follows: (a) hold all INFORMATION received from the Disclosing Party in strict confidence; (b) use such INFORMATION only for the purpose of (i) evaluating the possibility of forming a joint business relationship or other commercial arrangement between the parties concerning such INFORMATION, and (ii) if and when such relationship is formed by a written agreement, furthering the purpose and intent expressly stated in such written agreement; (c) reproduce such INFORMATION only to the extent necessary for such purpose; (d) restrict disclosure of such INFORMATION to its employees with a need to know (and advise such employees of the obligations assumed herein); and (e) except as set forth in Section 3 herein, not disclose such INFORMATION to any third party, including, but not limited to, any vendor, customer, manufacturer or independent contractor, without prior written approval of such Disclosing Party. In addition, with respect to any equipment, component, software, or other items delivered to the Receiving Party by the Disclosing

Party, the Receiving Party shall not reverse engineer, disassemble, decompile, or otherwise analyze the physical construction of, any such items.

The restrictions on the Receiving Party's use and disclosure of INFORMATION as set forth above shall not apply to any INFORMATION which the Receiving Party can demonstrate:

i. is wholly and independently developed by the Receiving Party without the use of INFORMATION of the Disclosing Party; or

ii. is or has become generally known to the public without breach of this Agreement by the Receiving Party; or

iii. at the time of disclosure to the Receiving Party, was known to such Receiving Party free of restriction and evidenced by documentation in the Receiving Party's possession; or

iv. is approved for release by written authorization of the Disclosing Party, but only to the extent of and subject to such conditions as may be imposed in such written authorization; or

v. is disclosed in response to a valid order of a court or other governmental body in the United States or any political subdivision thereof, but only to the extent of and for the purposes of such order; provided, however, that if the Receiving Party receives an order or request to disclose any INFORMATION by a court of competent jurisdiction or a governmental body, then the Receiving Party agrees:

a. if not prohibited by the request or order, immediately to inform the Disclosing Party in writing of the existence, terms, and circumstances surrounding the request or order;

b. to consult with the Disclosing Party on what steps should be taken to avoid or restrict the disclosure of INFORMATION;

c. to give the Disclosing Party the chance to defend, limit or protect against the disclosure; and

d. if disclosure of INFORMATION is lawfully required, to supply only that portion of the INFORMATION which is legally necessary and try to obtain confidential treatment for any INFORMATION required to be disclosed.

2. Designation. INFORMATION shall be subject to the restrictions of Section 1 if it is in writing or other tangible form and clearly marked as proprietary or confidential when disclosed to the Receiving Party or, if not disclosed in tangible form, if clearly identified as confidential or proprietary at the time of disclosure. The parties agree to use reasonable efforts to summarize the content of oral disclosures which are proprietary or confidential but failure to provide such summary shall not affect the nature of the INFORMATION disclosed or detract from the protection afforded under

this Agreement if such INFORMATION was identified as confidential or proprietary when orally disclosed.

3. Affiliates. This Agreement does not permit either party to disclose INFORMATION to any third party (including, without limitation, that party's affiliates). Notwithstanding the foregoing, QUALCOMM may re-disclose INFORMATION to its Affiliates who have a need to know and shall treat such INFORMATION in a manner that is consistent with the confidentiality obligations of QUALCOMM in this Agreement and such Affiliates may re-disclose INFORMATION to other such Affiliates and to QUALCOMM. QUALCOMM' s Affiliates may also disclose INFORMATION to the other party hereto. In such event, the other party hereto shall treat such INFORMATION in accordance with the provisions of this Agreement as if such INFORMATION was disclosed directly by QUALCOMM, and QUALCOMM and/or its Affiliates shall have the right to enforce the provisions of this Agreement against the other party hereto in connection with any and all breaches or violations of this Agreement with respect to such INFORMATION by the other party hereto. QUALCOMM's Affiliates may also receive INFORMATION from the other party hereto. In such event, the Affiliate of QUALCOMM receiving such INFORMATION shall be responsible to treat such INFORMATION in accordance with the confidentiality obligations of QUALCOMM set forth in this Agreement, determined as if QUALCOMM had received such INFORMATION. QUALCOMM shall be responsible for any improper disclosure or use by its Affiliates of such INFORMATION to the same extent as if QUALCOMM had received such INFORMATION directly and made the same disclosure or use of such INFORMATION as did its Affiliates. The term "Affiliate" shall mean any entity with respect to which QUALCOMM owns or controls, directly or indirectly, one hundred percent (100%) of the beneficial ownership as of the date first set forth above (but an entity shall remain an Affiliate only so long as it meets such ownership requirements), and the term "INFORMATION" shall also include information that is under the ownership, possession or control of an Affiliate but otherwise meets the definition of INFORMATION. Any company which becomes an affiliate of QUALCOMM at any time after the date first set forth above may upon request by QUALCOMM be included as an Affiliate hereunder by mutual written agreement signed by both of the parties hereto, which agreement will not be unreasonably withheld, delayed or conditioned.

4. No License or Representations. No license to a party of any trademark, patent, copyright, mask work protection right or any other intellectual property right is either granted or implied by this Agreement or any disclosure hereunder, including, but not limited to, any license to make, use, import or sell any product embodying any INFORMATION. No representation, warranty or assurance is made by either party with respect to the non-infringement of trademarks, patents, copyrights, mask

protection rights or any other intellectual property rights or other rights of third persons.

5. No Obligation. Neither this Agreement nor the disclosure or receipt of INFORMATION shall be construed as creating any obligation of a party to furnish INFORMATION to the other party or to enter into any agreement or relationship with the other party with respect to mutual business.

6. Return of Information. All INFORMATION shall remain the sole property of the Disclosing Party which originally disclosed such INFORMATION, and all materials containing any such INFORMATION (including all copies made by the Receiving Party) shall be returned to the Disclosing Party immediately upon termination or expiration of this Agreement, or upon the Receiving Party's determination that it no longer has a need for such INFORMATION. Upon request of the Disclosing Party, the Receiving Party shall certify in writing that all materials containing such INFORMATION (including all copies thereof) have been returned to the Disclosing Party.

7. U.S. Export Controls. The Receiving Party acknowledges that all products, proprietary data, know-how, software or other data or information (herein referred to as "Products") obtained from the Disclosing Party are subject to United States ("US") Government export control laws and accordingly their use, export and re-export, may be restricted or prohibited. The Receiving Party, therefore, agrees not to directly or indirectly export, re-export, or cause to be exported or re-exported, any such Products or any direct Product thereof, to any destination or entity prohibited or restricted under US law including but not limited to US Government embargoed or sanctioned countries or entities, unless it shall have first obtained prior consent of the US Department of Commerce (or other applicable agency of the US Government, either in writing or as provided by applicable regulation, as the same may be amended from time to time). The Receiving Party agrees that no Products received from the Disclosing Party will be directly employed in missile technology, sensitive nuclear, or chemical biological weapons end uses or in any manner transferred to any party for any such end use. This requirement shall survive any termination or expiration of this Agreement.

8. Term and Termination. This Agreement shall become effective on the date first set forth above and shall terminate upon the happening of the earlier of:

(a) The written notice of either party to the other of its election, with or without cause, to terminate this Agreement; or

(b) The expiration of sixty (60) months from the date first set forth above.

9. Notice. Any notice or other communication made or given by either party in connection with this Agreement shall be sent via facsimile (with confirmation) or by

registered or certified mail, postage prepaid, return receipt requested, or by courier service addressed to the other party at its address set forth below:

| | |
|---|---|
| QUALCOMM Incorporated<br>5775 Morehouse Drive<br>San Diego, California 92121 | Statmon Technologies Corporation<br>345 N. Maple Drive, Suite 120<br>Beverly Hills, California 90210 |
| Attn: Legal Department<br>Fax: (858) 845-1250 / 658-2503 | Attn: Russ Read<br>Fax: 310-288-4381 |

10. Survivability. Each party agrees that all of its obligations undertaken herein as a Receiving Party shall survive and continue after any termination or expiration of this Agreement.

11. Injunctive Relief. The parties agree that any unauthorized use of any of the INFORMATION in violation of this Agreement disclosed by a Disclosing Party will cause such Disclosing Party irreparable injury for which it would have no adequate remedy at law. Accordingly, the Disclosing Party shall be entitled to immediate injunctive relief prohibiting any violation of this Agreement, in addition to any other rights and remedies available to such Disclosing Party.

12. Attorneys' Fees. In the event either party shall bring any action to enforce or protect any of its rights under this Agreement, the prevailing party shall be entitled to recover, in addition to its damages, its reasonable attorneys' fees and costs incurred in connection therewith.

13. Governing Law and Forum. This Agreement shall be governed in all respects solely and exclusively by the laws of the State of California, U.S.A. without regard to conflict of laws principles. The parties hereto expressly consent, and submit themselves, to the exclusive jurisdiction of the courts of California, and it is stipulated that venue shall be in San Diego County for the adjudication or disposition of any claim, action or dispute arising out of this Agreement.

14. Miscellaneous. This Agreement constitutes the entire understanding among the parties hereto as to the INFORMATION and supersedes all prior discussions between them relating thereto. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each of the parties by its authorized officer or representative. No party may assign or transfer, in whole or in part, any of its rights, obligations or duties under this Agreement. The failure or delay of any party to enforce at any time any provision of this Agreement shall not constitute a waiver of such party's right thereafter to enforce each and every provision of this Agreement. In the event that any of the terms, conditions or provisions of this Agreement are held to be illegal, unenforceable or invalid by any

court of competent jurisdiction, the remaining terms, conditions or provisions hereof shall remain in full force and effect.

15. Counterparts and Facsimile Delivery. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute the Agreement when a duly authorized representative of each party has signed a counterpart. The parties intend to sign and deliver this Agreement by facsimile transmission. Each party agrees that the delivery of the Agreement by facsimile shall have the same force and effect as delivery of original signatures and that each party may use such facsimile signatures as evidence of the execution and delivery of the Agreement by all parties to the same extent that an original signature could be used.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

| Statmon Technologies Corporation, a Nevada corporation | QUALCOMM Incorporated, a Delaware corporation |
|---|---|
| By: [signature] | By: [signature] |
| Print Name: GEOFFREY TALBOT | Print Name: Adam Schwenker |
| Title: CEO | Title: Legal Counsel |

*[Signature Page to Mutual Non-Disclosure Agreement]*